Exhibit 99.1

CHROMADEX CORPORATION REPORTS FIRST QUARTER 2019 FINANCIAL RESULTS

- First Quarter 2019 Net Revenues Increased by 53% to $10.0 Million -

First Quarter 2019 Highlights vs. First Quarter 2018

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Strong start to the year with $10.0 million of net sales, higher gross margins and increased marketing efficiency
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Continued progress building TRU NIAGEN into a global brand with top-line momentum
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TRU NIAGEN net sales were $7.5 million, a 15% increase sequentially and a 146% increase year-over-year
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Global expansion continued with e-Commerce roll-out in Canada. Set foundation for initial Canadian retail launch with Showcase and WELL Health Technologies in April

LOS ANGELES, May 9, 2019 (GLOBE NEWSWIRE) - ChromaDex Corp. (NASDAQ:CDXC) today reported first quarter 2019 financial results.

“Nutritional interventions that support cellular health, including boosting NAD levels with our product TRU NIAGEN®, are some of the most actionable steps consumers can take today to enhance their quality of life as they age.  Our strong sales in the first quarter and continued momentum represent the strength of our science based business and TRU NIAGEN,” said Rob Fried, ChromaDex CEO.

Results of operations for the three months ended March 31, 2019

For the three months ended March 31, 2019 (“Q1 2019”), ChromaDex reported net sales of $10.0 million, up 53% compared to $6.6 million in the first quarter of 2018 ("Q1 2018"). The increase in Q1 2019 revenues was driven by growth in sales of TRU NIAGEN.

Gross margin increased by 500 basis points to 52.8% for Q1 2019 compared to 47.8% in Q1 2018. The increase in gross margin was driven by the positive impact of TRU NIAGEN consumer product sales, partially offset by a negative impact of 250 basis points primarily due to the decision last quarter to wind down ingredient sales of Purple Corn.

Operating expenses increased by $2.2 million to $13.7 million in Q1 2019, compared to $11.5 million in Q1 2018. The increase in operating expenses was driven by increase of $0.9 million of advertising and marketing and $1.5 million of general and administrative expense, partially offset by $0.3 million of lower R&D expense. The increase in general and administrative expense was driven by higher equity-based compensation expense, royalties to patent holders, and higher legal expense.

The net loss for the first quarter of 2019 was $8.3 million or ($0.15) per share as compared to a net loss of $8.4 million or ($0.15) per share for the first quarter of 2018. For Q1 2019, the reported loss was negatively impacted by a non-cash charge of $2.0 million related to equity-based compensation.

For the first quarter of 2019, the net cash used in operating activities was $3.0 million versus $4.0 million for the same period in the prior year. The net cash used in operating activities for Q1 2019 was partially offset by a $4.0 million upfront payment received from Nestlé Heath Science for the supply of ingredient NIAGEN®. The Company ended the first quarter of 2019 with cash of $19.3 million, which includes the $4.0 million upfront payment from Nestlé Health Science.

2019 Outlook

Looking forward, the Company expects revenue growth to be driven primarily by its U.S. ecommerce and Watsons’ international business, as well as the launch of TRU NIAGEN® with other distributors in certain new international markets.  The Company expects continued gross margin improvement and lower selling, marketing and advertising in absolute dollars as well as general and administrative expenses as a percentage of net sales.

Based on these drivers, the Company expects to be cash flow breakeven by the fourth quarter of 2019 or early 2020.

Investor Conference Call

ChromaDex management will host an investor conference call to discuss the year end results and provide a general business update on Thursday, May 9, at 4:30pm ET.

Participants should call in at least 10 minutes prior to the call. The dial-in information is as follows:

Date: Thursday, May 9, 2019

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-866-327-8118

International dial-in number: 1-678-509-7526

Conference ID: 9758208

Webcast link: https://edge.media-server.com/m6/p/dosc7nxz

The webcast replay will be available after the completion of the call on the Investor Relations section of the Company website, www.chromadex.com.

The earnings press release, and its accompanying financial exhibits, will be available on the Investor Relations section of the Company website, www.chromadex.com.

About ChromaDex:

ChromaDex Corp. is a science-based integrated nutraceutical company devoted to improving the way people age. ChromaDex scientists partner with leading universities and research institutions worldwide to uncover the full potential of NAD and identify and develop novel, science-based ingredients. Its flagship ingredient, NIAGEN® nicotinamide riboside, sold directly to consumers as TRU NIAGEN®, is backed with clinical and scientific research, as well as extensive IP protection. TRU NIAGEN® is helping the world AGE BETTER®. ChromaDex maintains a website at www.chromadex.com to which ChromaDex regularly posts copies of its press releases as well as additional and financial information about the Company.

Important Note on Forward Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include the quotation from ChromaDex’s Chief Executive Officer, and statements related to future revenue growth being driven by ChromaDex’s U.S. ecommerce and Watsons’ international business, launching TRU NIAGEN in certain new international markets, the expectations of gross margin improvement, the expectations of lower selling, marketing and advertising expenses in absolute dollars, the expectations of lower general and administrative expenses as a percentage of net sales and the expectations of future cash flows. Other risks that contribute to the uncertain nature of the forward-looking statements are reported in our most recent Forms 10-Q and 10-K as filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Investor Relations Contact:

Brianna Gerber, Sr. Director of FP&A and Investor Relations
(949) 344-3782
briannag@chromadex.com

ChromaDex Media Contact:

Alex Worsham, Director of Strategic Partnerships
(949) 648-3775
alexw@chromadex.com

ChromaDex Corporation

ChromaDex Corporation and Subsidiaries

Condensed Consolidated Statements of Operations
For the Three Month Periods Ended March 31, 2019 and March 31, 2018
(In thousands, except per share data)

	Mar. 31, 2019	Mar. 31, 2018

Sales, net	$10,048	$6,567
Cost of sales	4,747	3,430

Gross profit	5,301	3,137

Operating expenses:
Sales and marketing	4,174	3,269
Research and development	1,168	1,439
General and administrative	8,331	6,828
Operating expenses	13,673	11,536

Operating loss	(8,372)	(8,399)

Nonoperating income (expense):
Interest income (expense), net	35	(44)
Nonoperating income (expense):	35	(44)

Net loss	$(8,337)	$(8,443)

Basic and diluted loss per common share	$(0.15)	$(0.15)

Basic and diluted weighted average common shares outstanding	55,325	54,858

See Notes to Condensed Consolidated Financial Statements in Part I of ChromaDex's Quarterly Report on Form 10-Q filed with Securities and Exchange Commission on May 9, 2019.

ChromaDex Corporation and Subsidiaries

Condensed Consolidated Balance Sheets
March 31, 2019 and December 31, 2018
(In thousands, except per share data)

	Mar. 31, 2019	Dec. 31, 2018
Assets

Current Assets
Cash, including restricted cash of $0.2 million and $0.2 million, respectively	$19,327	$22,616
Trade receivables, net of allowances of $0.5 million and $0.5 million, respectively;
Receivables from Related Party: $1.0 million and $0.7 million, respectively	5,310	4,359
Contract assets	72	56
Receivable held at escrow, net of allowance of $0.1 million	677	677
Inventories	8,670	8,249
Prepaid expenses and other assets	721	577
Total current assets	34,777	36,534

Leasehold Improvements and Equipment, net	3,714	3,585
Intangible Assets, net	1,496	1,547
Right of Use	1,331	-
Other Long-term Assets	607	566

Total assets	$41,925	$42,232

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$9,753	$9,548
Accrued expenses	4,592	4,313
Current maturities of operating lease obligations	675	-
Current maturities of capital lease obligations	164	173
Contract liabilities and customer deposits	363	275
Deferred rent, current	-	131
Total current liabilities	15,547	14,440

Deferred Revenue	3,962	-
Operating Lease Obligations, Less Current Maturities	1,345	-
Capital Lease Obligations, Less Current Maturities	94	137
Deferred Rent, Less Current	-	477

Total liabilities	20,948	15,054

Commitments and Contingencies

Stockholders' Equity
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding March 31, 2019 55,321 shares and December 31, 2018 55,089 shares	55	55
Additional paid-in capital	119,012	116,876
Accumulated deficit	(98,090)	(89,753)
Total stockholders' equity	20,977	27,178

Total liabilities and stockholders' equity	$41,925	$42,232

See Notes to Condensed Consolidated Financial Statements in Part I of ChromaDex's Quarterly Report on Form 10-Q filed with Securities and Exchange Commission on May 9, 2019.